Power of Attorney

The undersigned, as a Director and/or officer of the registered investment companies listed below, hereby authorizes Neil Daniele, Hiromichi Aoki, Maria Premole and Amy Marose or any of them, as attorney-in-fact, to sign on his or her behalf on any form or any amendment to such form, required to be filed by the undersigned pursuant to the reporting requirements of Section16(a) of the Securities Exchange Act of 1934 and to file, the same, with all exhibits thereto, with the Securities and Exchange Commission: Japan Smaller Capitalization Fund, Inc. and Korea Equity Fund, Inc.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holding of and transactions in securities issued by Japan Smaller Capitalization Fund, Inc. and Korea Equity Fund, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Date: October 4, 2013

/s/ Yutaka Itabashi
Director/Officer Signature
Yutaka Itabashi

/s/ Neil Daniele
Neil Daniele

/s/ Hiromichi Aoki
Hiromichi Aoki

/s/ Maria Premole
Maria Premole

/s/ Amy Marose
Amy Marose